UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CRH MEDICAL CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which the transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of the transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

VOTE YOUR FORM OF PROXY OR VOTING INSTRUCTION FORM TODAY VOTING DEADLINE: APRIL 14, 2021 AT 9:00 A.M. PACIFIC TIME
Voting Method
Registered Shareholders Shares held in own name.
Beneficial Shareholders* Shares held with a broker, bank or other intermediary
Internet
www.investorvote.com
You will require the 15-digit control number listed on your Form of Proxy.
www.proxyvote.com
You will require the 16-digit control number listed on your Voting Instruction Form.
Facsimile
North American toll free: 1-866-249-7775
Outside North America: 416-263-9524
N/A
Telephone
North American toll free: 1-866-732-VOTE (8683)
Outside North America: 312-588-4290
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51250488.3
Complete, date and sign the Voting Instruction Form and return it in the enclosed postage paid envelope.
Mail
*Note: The voting instructions for beneficial shareholders presented in the table above apply only to beneficial shareholders whose shares are held through brokers, banks or other intermediaries that delegate responsibility for obtaining instructions from clients to Broadridge. If your shares are held in the name of a broker, bank or other intermediary, please follow the voting instructions furnished by your broker, bank or other intermediary.
QUESTIONS OR REQUESTS FOR VOTING ASSISTANCE MAY BE DIRECTED TO THE PROXY SOLICITOR:
NORTH AMERICAN TOLL FREE: 1-877-452-7184
OUTSIDE NORTH AMERICA: 1-416-304-0211
EMAIL: ASSISTANCE@LAURELHILL.COM

CRH MEDICAL CORPORATION
Nyse (crhm) 3,93 0.000000 (0.000000%) TSX (CRH.TO) 4.96 0.02(0.40%)
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CRH MEDICAL TRANSACTION WITH WELL HEALTH TECHNOLOGIES
CRH Medical Corporation has signed a definitive agreement with Well Health Technologies Corp.
CLICK HERE FOR DETAILS
CRH is a growing commercial healthcare

CRH MEDICAL TRANSACTION WITH WELL HEALTH TECHNOLOGIES
Meeting Materials
Amending Agreement
Arrangement Agreement
Proxy Statement and Management
Information Circular
Letter of Transmittal
Vote your PROXY Today FOR the Acquisition!
VOTE NOW
Press Releases
March 25th: CRH Medical Mails Special Meeting Materials in Connection with Proposed Arrangement with WELL Health
February 8th: CRH Medical
Announces Agreement to be
Acquired by Well Health
Home / CRH MEDICAL TRANSACTION WITH WELL HEALTH TECHNOLOGIES
CRH Medical Corporation has signed a definitive agreement with Well Health Technologies Corp. (“WELL”), pursuant to which WELL will acquire all of the issued and outstanding shares of CRH for US$4.00 per share, representing an aggregate purchase price of approximately US$292.7 million. The purchase price represents a premium of approximately 83% to the closing price of the Company’s shares on the NYSE American on February 5, 2021 (the last trading day prior to announcement of the transaction).
“This transaction is the logical next step for CRH as WELL adds CRH to its portfolio of healthcare related businesses” commented Tushar Ramani, CEO of the Company. “Since joining the Company, my mandate has been to drive the value of CRH through organic and acquisitive growth, and the results of those efforts are reflected in the premium being paid to shareholders in this transaction.”
Meeting Information
Date: Friday, April 16, 2021
Time: 9:00 am PDT
Location: Virtual only https://web.lumiagm.com/281719465
Shareholder Questions
Laurel Hill Advisory Group
North America Toll-Free 1-877-452-7184
Outside North America 1-416-304-0211
Email assistance@laurelhill.com
Attending the Virtual Meeting
If you are a registered shareholder and want to vote online at our annual meeting:
1. Log in at https://web.lumiagm.com/281719465 at least 15 minutes before the meeting starts
2. Click on “I have a Login”
3. Enter your 15-digit control number from your proxy
4. Enter the password: crh2021 (case sensitive)
If you are a guest, you can log into the meeting as set out below. Guests can watch the meeting but are not able to vote. If you are a guest, you can log into the meeting as set out below. Guests can watch the meeting but are not able to vote.
1. Log in online at https://web.lumiagm.com/281719465.
2. Click “I am a guest” and then complete the online form.
CRH O’Regan for Patients CRH O’Regan for Physicians CRH Anesthesia Privacy Policy Patent Number
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